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                                                                   EXHIBIT 10.3

                      SEPARATION AND DISTRIBUTION AGREEMENT



         THIS AGREEMENT is made and entered into this 1st day of March, 1997, by and between ODETICS, INC., a Delaware corporation ("Odetics"), and ATL PRODUCTS, INC., a Delaware corporation ("ATL").

                              PRELIMINARY STATEMENT

         Odetics is the sole stockholder of ATL.

         Odetics, through ATL and ATL's wholly owned subsidiary, ATL Products Limited, a United Kingdom private limited liability company, is engaged in the manufacture and sale of automated tape libraries, and related services (the "ATL Business").

         Odetics' Board of Directors has determined that Odetics will cause ATL to make an initial public offering of up to 1,897,500 shares of its Class A Common Stock (the "IPO"), and subsequent to the IPO and subject to certain conditions, distribute to Odetics' stockholders all of the outstanding stock of ATL owned by Odetics through a spinoff (the "Distribution"). The IPO and the Distribution are together referred to herein as the "Separation" and will result in the total and complete separation of the Business and ATL from Odetics at the time of the Distribution (the "Separation Date"); provided, however, that Odetics may continue to provide services to ATL pursuant to services agreements after the Separation Date.

         The parties hereto have determined that it is necessary and desirable to set forth in this Agreement and in a services agreement (the "Services Agreement"), a Promissory Note and a Tax Allocation Agreement (the "Tax Allocation Agreement") between ATL and Odetics (the Services Agreement and the Tax Allocation Agreement are collectively referred to herein as the "Ancillary Agreements"), the principal corporate transactions determined by Odetics and ATL to be appropriate to effect the Separation and to set forth other agreements and undertakings by and between Odetics and ATL that will govern certain other matters between the date hereof and the Distribution and following the Distribution.

         Simultaneously with the execution of this Agreement, Odetics and ATL are entering into the Ancillary Agreements.

         NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:



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                                   ARTICLE I.

                                  THE TRANSFER

         1.1 Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, and the other agreements and instruments of conveyance contemplated hereunder, simultaneously with the execution and delivery of this Agreement, Odetics has heretofore transferred, assigned and conveyed to ATL all of Odetics' right, title, and interest in and to all of the assets, tangible and intangible, related to the Business (the "ATL Assets") for a purchase price equal to the book value thereof, as calculated in accordance with generally accepted accounting principles. The parties hereto believe that such purchase price constitutes fair market value of the ATL Assets.

         1.2 Payment of Purchase Price. The purchase price of the ATL Assets will be included in the principal amount of a Promissory Note (the "Note") in substantially the form attached hereto as Exhibit A, which will be completed at the consummation of the IPO, and executed and delivered in connection therewith, and such purchase price shall be payable in accordance with the terms of the Note.

                                   ARTICLE II.

                    REPRESENTATIONS AND WARRANTIES OF ODETICS

         Odetics represents and warrants to ATL as follows:

         2.1 Power and Authority; Effect of Agreement. Odetics is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Odetics. This Agreement has been duly and validly executed and delivered by Odetics and constitutes its legal, valid and binding obligation. enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally. The execution, delivery and performance by it of this Agreement and the consummation by Odetics of the transactions contemplated by the Transfer does not, and will not, with or without the giving of notice or the lapse of time, or both: (i) violate any provision of law, rule or regulation to which it is subject; (ii) violate any order, judgment or decree applicable to it; (iii) conflict with, or result in a breach or default under, its Certificate of Incorporation or its Bylaws; or (iv) conflict with, or result in a breach or default under, any contract to which it is a party; except, in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby or have a material adverse effect on the Business.


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         2.2 Stock of Transferred Subsidiaries. Odetics is the owner, beneficially and of record of all of the issued and outstanding stock of the assets referred to in Section 1.1 hereof, free and clear of all liens, encumbrances, security agreements, options, claims, charges and restrictions.

         2.3 Government Consents. No consent, approval or authorization of, or exemption from, or filing with. any governmental or regulatory authority is required in connection with the execution, delivery or performance by Odetics of the terms of this Article II or the taking by it of any other action required to effectuate the Transfer.

                                  ARTICLE III.

                      REPRESENTATIONS AND WARRANTIES OF ATL


         ATL represents and warrants to Odetics as follows:

         3.1 ATL's Power and Authority. ATL is a corporation duly organized validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to carry on the Business as it is now being conducted and as proposed to be conducted.

         3.2 Due Authorization, Execution and Delivery; Effect of Agreement. ATL has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by ATL of this Agreement and the consummation by ATL of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ATL. This Agreement has been duly and validly executed and delivered by ATL and constitutes the legal, valid and binding obligation of ATL, enforceable against ATL in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally. The execution, delivery and performance by ATL of this Agreement and the consummation by ATL of the transactions contemplated by the Transfer does not, and will not, with or without the giving of notice or the lapse of time, or both: (i) violate any provision of law, rule or regulation to which ATL is subject; (ii) violate any order, judgment or decree applicable to ATL; (iii) conflict with, or result in a breach or default under, the Certificate of Incorporation or Bylaws of ATL; or
(iv) conflict with, or result in a breach or default under, any contract to which it is a party; except, in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby or have a material adverse effect on the Business.

         3.3 Consents. No consent, approval or authorization of, or exemption from, or filing with, any governmental or regulatory authority or any other third party is required in connection with the execution, delivery or performance by ATL of this Agreement or the taking by of any other action required to effectuate the Transfer.



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                                   ARTICLE IV.

                              COVENANTS OF ODETICS


         4.1 Books and Records; Personnel. For a period of six years after the Separation Date (or such longer period as maybe required by any law or regulation, any governmental agency, any ongoing litigation or class of connection with any administrative proceeding):

              (a) Odetics shall not dispose of or destroy any of the business records and files of the Business retained by it or any of its subsidiaries (the "Retained Records"). If Odetics wishes to dispose of or destroy such records and files after such six year period, it shall use reasonable efforts to first give 30 days' prior written notice to ATL and ATL shall have the right, at its option and expense, upon prior written notice to Odetics within such 30 day period, to take possession of the Retained Records within 60 days after the date of ATL's notice to Odetics.

              (b) Odetics shall allow ATL and its representatives reasonable access to all Retained Records during regular business hours and upon reasonable notice. Odetics shall maintain the Retained Records in a manner and at locations that reasonably facilitates retrieval and review by ATL. ATL shall have the right, at its own expense, to make copies of any such records and files and Odetics shall provide convenient duplication facilities for such purpose, provided, however, that any such access or copying shall be had or done in such manner so as not to unreasonably interfere with the normal conduct of Odetics' business or operations; and

              (c) Odetics shall make reasonably available to ATL, upon written request and at ATL's expense: (i) personnel to assist in locating and obtaining records and files maintained by it (including those created after the date hereof, to the extent necessary and appropriate in connection with pending and future claims against ATL relating to the Business) and (ii) any of its personnel whose assistance or participation (including as a witness during depositions or at trial) is reasonably required by ATL in anticipation of, or preparation for or during, existing or future litigation or other matters in which ATL or any of its affiliates is involved and which is related to the Business.

         4.2 Supply Agreements. For a period of three years from the consummation of the IPO, Odetics shall not unilaterally terminate or assign its guarantee obligation with respect to any supply agreement pursuant to which it has guaranteed the performance by ATL of ATL's obligations, unless such suppliers have consented to the termination or assignment of such guarantee.

         4.3 Cooperation. Odetics agrees to cooperate with ATL, both before and after the Separation Date, to enable both parties to implement the Separation, including but not limited to performing the obligations undertaken by the parties hereunder. Such cooperation will include but not be limited to preparing and submitting required financial reports after the Separation Date, which may relate to periods before or after the Separation Date, and executing such


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documents and doing such other acts and things as may be necessary to carry out the intent of this Agreement as it relates to the Separation.

                                   ARTICLE V.

                                COVENANTS OF ATL


         5.1 Cooperation. ATL agrees to cooperate with Odetics, both before and after the Separation Date, to enable both parties to implement the Separation, including but not limited to performing the obligations undertaken by the parties hereunder. Such cooperation will include but not be limited to preparing and submitting required financial reports after the Separation Date, which may relate to periods before or after the Separation Date, and executing such documents and doing such other acts and things as may be necessary to carry out the intent of this Agreement as it relates to the Separation.

         5.2 Books and Records; Personnel. For a period of six years after the Separation Date (or such longer period as may be required by any law or regulation, any governmental agency, any ongoing litigation or class of litigation, or in connection with any administrative proceeding):

              (a) ATL shall not dispose of or destroy the business records and files of the Business that are transferred to it or any of its subsidiaries in carrying out the transactions contemplated hereby (the "Transferred Records"). If ATL wishes to dispose of or destroy such records and files after that time, it shall use reasonable efforts to first give 30 days' prior written notice to Odetics and Odetics shall have the right. at its option and expense, upon prior written notice to ATL within such 30 day period, to take possession of the Transferred Records within 60 days after the date of Odetics' notice to ATL;

              (b) ATL shall allow Odetics and its representatives reasonable access to all Transferred Records during regular business hours and upon reasonable notice. ATL shall maintain the Transferred Records in a manner and at locations that reasonably facilitates retrieval and review by Odetics. Odetics shall have the right. at its own expense, to make copies of any such records and files and ATL shall provide convenient duplication facilities for such purposes provided, however, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of ATL's business or operations; and

              (c) ATL shall make reasonably available to Odetics upon written request and at Odetics' expense: (1) ATL's personnel to assist in locating and obtaining records and files maintained by it (including those created after the date hereof, to the extent necessary and appropriate in connection with pending and future claims against Odetics relating to the Business), and (ii) any of its personnel whose assistance or participation (including as a witness during depositions or at trial) is reasonably required by Odetics in anticipation of, or preparation for or during, existing or future litigation or other matters in which Odetics or any of its affiliates is involved.



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                                   ARTICLE VI.

                       THE IPO AND ACTIONS PENDING THE IPO


         6.1  Transactions Prior to the IPO.

              (a) Subject to the conditions specified in Section 6.3 hereof, Odetics and ATL shall use their reasonable best efforts to consummate the IPO. Such actions shall include, but shall not necessarily be limited to, those specified in this Section 6.1

              (b) ATL shall file the IPO Registration Statement, and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law or by the Underwriters, including, but not limited to, filing such amendments to ATL's Registration Statement on Form S-1 as may be required by the Underwriting Agreement, the Commission or federal, state or foreign securities laws. Odetics and ATL shall also cooperate in preparing, filing with the Securities and Exchange Commission (the "Commission") and causing to become effective a registration statement registering the ATL Common Stock under the Exchange Act, and any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the IPO, the Separation, the Distribution or the other transactions contemplated by this Agreement and the Ancillary Agreements.

              (c) ATL and Odetics shall enter into the Underwriting Agreement, in form and substance reasonably satisfactory to ATL and Odetics, and shall comply with their respective obligations thereunder.

              (d) Odetics and ATL shall consult with each other and the Underwriters regarding the timing, pricing and other material matters with respect to the IPO.

              (e) ATL shall use its reasonable best efforts to take all such action as may be necessary or appropriate under state securities laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the IPO.

              (f) ATL shall prepare, file and use reasonable best efforts to seek to make effective, an application for listing of the Class A Common Stock of ATL (the "ATL Common Stock") issued in the IPO on the Nasdaq National Market, subject to official notice of issuance.

              (g) ATL and Odetics shall participate in the preparation of materials and presentations as the Underwriters shall deem necessary or desirable.

              (h) ATL shall pay all third party costs, fees and expenses relating to the IPO, all of the reimbursable expenses of the Underwriters pursuant to the Underwriting



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Agreement, all of the costs of producing, printing, mailing and otherwise distributing the Prospectus, as well as the Underwriters' discount as provided in the Underwriting Agreement.

         6.2 Proceeds of the IPO. The IPO will be a primary offering of ATL Common Stock and the net proceeds of the IPO will be retained by ATL, subject to its obligation to pay certain amounts to Odetics pursuant to the Note.

         6.3 Conditions Precedent to Consummation of the IPO. As soon as practicable after the date of this Agreement, the parties hereto shall use their reasonable best efforts to satisfy the following conditions to the consummation of the IPO. The obligations of the parties to consummate the IPO shall be conditioned on the satisfaction, or waiver by Odetics, of the following conditions:

              (a) The IPO Registration Statement shall have been declared effective by the Commission, and there shall be no stop-order in effect with respect thereto.

              (b) The actions and filings with regard to state securities laws of the United States (and any comparable laws under any foreign jurisdictions) described in Section 6.1 shall have been taken and, where applicable, have become effective or been accepted.

              (c) The ATL Common Stock to be issued in the IPO shall have been accepted for listing on the Nasdaq National Market, on official notice of issuance.

              (d) ATL shall have entered into the Underwriting Agreement and all conditions to the obligations of ATL and the Underwriters shall have been satisfied or waived.

              (e) Odetics shall be satisfied in its sole discretion that it will own at least 80.0% of the outstanding ATL voting stock following the IPO, and all other conditions to permit the Distribution to qualify as a tax free distribution to Odetics' stockholders shall, to the extent applicable as of the time of the IPO, be satisfied and there shall be no event or condition that is likely to cause any of such conditions not to be satisfied as of the time of the Distribution or thereafter.

              (f) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Separation or the IPO or any of the other transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect.

              (g) Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the Separation and the IPO in order to assure the successful completion of the Separation and the IPO and the other transactions contemplated by this Agreement shall have been taken.

              (h) This Agreement shall not have been terminated.



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              (i) A pricing committee of Odetics directors designated by the
Board of Directors of Odetics shall have determined that the terms of the IPO are acceptable to Odetics.


                                  ARTICLE VII.

                                THE DISTRIBUTION


         7.1  The Distribution.

              (a) Subject to the conditions specified in Section 7.3 hereof, on or prior to the Distribution Date, Odetics will deliver to First National Bank of Boston (the "Agent") for the benefit of holders of record of Odetics' Class A Common Stock and Class B Common Stock on the record date established by the Board of Directors of Odetics, a single stock certificate, endorsed by Odetics in blank, representing all of the outstanding shares of ATL Common Stock then owned by Odetics, and shall cause the transfer agent for the shares of Odetics Common Stock to instruct the Agent to distribute on the Distribution Date the appropriate number of such shares of ATL Common Stock to each such holder or designated transferee or transferees of such holder.

              (b) Subject to Section 7.4, each holder of Odetics Common Stock on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of ATL Common Stock equal to the number of shares of Odetics Common Stock held by such holder on the Record Date multiplied by a fraction the numerator of which is the number of shares of ATL Common Stock beneficially owned by Odetics on the Record Date and the denominator of which is the number of shares of Odetics Common Stock outstanding on the Record Date.

              (c) ATL and Odetics, as the case may be, will provide to the Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

         7.2  Actions Prior to the Distribution.

              (a) Odetics and ATL shall prepare and mail, prior to the Distribution Date, to the holders of Odetics Common Stock, such information concerning ATL, its business, operations and management, the Distribution and such other matters as Odetics and ATL shall reasonably determine and as may be required by law. Odetics and ATL will prepare, and ATL will, to the extent required under applicable law, file with the Commission any such documentation and any requisite no action letters which Odetics determines are necessary or desirable to effectuate the Distribution and Odetics and ATL shall each use its reasonable best efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.



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              (b) Odetics and ATL shall take all such action as may be necessary or appropriate under the state securities laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

              (c) Odetics and ATL shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 7.3(d) (subject to Sections 7.3(d)) to be satisfied and to effect the Distribution on the Distribution Date.

              (d) ATL shall prepare and file, and shall use its reasonable best efforts to have approved, an application for the listing of the ATL Common Stock to be distributed in the Distribution on the Nasdaq National Market, subject to official notice of distribution.

         7.3 Conditions to Distribution. The Odetics Board currently intends to effect the Distribution by December 31, 1997. Subject to any restrictions contained in the Underwriting Agreement, the Odetics Board shall have the sole discretion to determine the date of consummation of the Distribution at any time after the Closing Date and on or prior to December 31, 1997. Odetics shall be obligated to consummate the Distribution no later than December 31, 1997, subject to the satisfaction, or waiver by the Odetics Board in its sole discretion, of the conditions set forth below. In the event that any such condition shall not have been satisfied or waived on or before December 31, 1997, Odetics shall consummate the Distribution as promptly as practicable following the satisfaction or waiver of all such conditions.

              (a) a private letter ruling from the Internal Revenue Service shall have been obtained, and shall continue in effect, to the effect that, among other things, the Distribution will qualify as a tax free distribution for federal income tax purposes under Section 355 of the Code and will not result in the recognition of any gain to Odetics or Odetics' stockholders, and such ruling shall be in form and substance satisfactory to Odetics in its sole discretion;

              (b) any material governmental approvals and consents necessary to consummate the Distribution shall have been obtained and be in full force and effect;

              (c) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of Odetics shall have occurred or failed to occur that prevents the consummation of the Distribution; and

              (d) no other events or developments shall have occurred subsequent to the date hereof that, in the judgment of the Board of Directors of Odetics, would result in the Distribution having a material adverse effect on Odetics or on the stockholders of Odetics.

The foregoing conditions are for the sole benefit of Odetics and shall not give rise to or create any duty on the part of Odetics or the Odetics Board of Directors to waive or not waive any such condition.



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         7.4  Fractional Shares. As soon as practicable after the Distribution
Date, Odetics shall direct the Agent to determine the number of whole shares and fractional shares of ATL Common Stock allocable to each holder of record or beneficial owner of Odetics Common Stock as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of Odetics either to Odetics, in open market transactions or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner, in lieu of any fractional share, such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of any amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. Odetics and the Agent shall use their reasonable best efforts to aggregate the shares of Odetics Common Stock that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

         7.5 The ATL Board of Directors. Odetics and ATL shall each take all actions which may be required to elect or otherwise appoint as directors of ATL, on or prior to the Distribution Date, persons to be designated by a nominating committee of ATL's Board of Directors as additional or substitute members of the Board of Directors of ATL on the Distribution Date.

                                  ARTICLE VIII.

                        MUTUAL RELEASES; INDEMNIFICATION

         8.1  Release of Pre-closing Claims.

              (a) Except as provided in Section 8.1(c), effective as of the date of consummation of the IPO (the "Closing Date"), ATL does hereby, for itself and each of its affiliates, successors and assigns, and all persons who at any time prior to the Closing Date have been stockholders, directors, officers, agents or employees of ATL (in each case, in their respective capacities as such), remise, release and forever discharge each of Odetics and its affiliates, successors and assigns, and all persons who at any time prior to the Closing Date have been stockholders, directors, officers, agents or employees of Odetics (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all losses, claims, actions, damages, expenses or liabilities whatsoever (collectively, the "Liabilities"), whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing Date.

              (b) Except as provided in Section 8.1(c), effective as of the Closing Date, Odetics does hereby, for itself and its affiliates, successors and assigns, and all persons who at any time prior to the Closing Date have been stockholders, directors, officers, agents or



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employees of Odetics (in each case, in their respective capacities as such), remise, release and forever discharge ATL, and its affiliates, successors and assigns, and all persons who at any time prior to the Closing Date have been stockholders, directors, officers, agents or employees of ATL (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Closing Date, including in connection with the transactions and all other activities to implement any of the Separation, the IPO and the Distribution.

              (c) Nothing contained in Section 8.1(a) or (b) shall impair any right of any person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified herein or in the Schedules and Exhibits hereto not to terminate as of the Closing Date, in each case in accordance with its terms. Nothing contained in
Section 8.1(a) or (b) shall release any person from:

                  (i) any liability provided in or resulting from any agreement between Odetics and ATL that is specified herein or the Schedules and Exhibits hereto as not to terminate as of the Closing Date, or any other liability specified as not to terminate as of the Closing Date;

                  (ii) any liability, contingent or otherwise, assumed, transferred, assigned or allocated to such person;

                  (iii) any liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against the parties by third Persons, which liability shall be governed by this
Article VIII and, if applicable, the appropriate provisions of the Ancillary Agreements.

              (d) ATL shall not make any claim or demand or commence any action asserting any claim or demand, including any claim of contribution or any indemnification, against Odetics or any other person released pursuant to
Section 8.1(a), with respect to any liabilities released pursuant to Section 8.1(a). Odetics shall not make any claim or demand, or commence any action asserting any claim or demand, including any claim of contribution or any indemnification, against ATL or any other person released pursuant to Section 8.1(b), with respect to any labilities released pursuant to Section 8.1(b).

              (e) It is the intent of each of Odetics and ATL by virtue of the provisions of this Section 8.1 to provide for a full and complete release and discharge of all liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Closing Date, between or among ATL and its affiliates on the one hand, and Odetics and its affiliates on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such persons on or before the



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Closing Date), except as expressly set forth in Section 8.1(c). At any time, at the request of any other party, each party shall execute and deliver releases reflecting the provisions hereof.

         8.2 Indemnification by ATL. Except as provided in Section 8.4, ATL shall indemnify, defend and hold harmless Odetics, and each of its directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Odetics Indemnitees"), from and against any and all Liabilities of the Odetics Indemnitees relating to, arising out of or resulting from any of the following items (collectively, the ATL Liabilities"):

              (a) the operation of the ATL Business, as conducted at any time prior to, on or after the Closing Date (including any Liability relating to, arising out of or from any act or failure to act by any director, officer, employee, agent or representative of ATL, whether or not such act or failure to act is or was within such person's authority); provided however, that ATL shall not be responsible for and shall not indemnify, defend or hold harmless Odetics for any tax liability resulting from the reorganization of ATL's international operations occurring prior to the Closing Date;

         8.2.1 the ownership, leasing or use of any assets of ATL, including, without limitation, the ATL Assets, any personal property, real property and leasehold interests of ATL;

              (a) the failure of ATL or any other person to pay, perform or otherwise promptly discharge any liabilities of ATL or any material contract or agreement of ATL in accordance with their respective terms, whether prior to or after the Closing Date or the date hereof;

              (b) any breach by ATL or its affiliates of this Agreement or any of the Ancillary Agreements; or

              (c) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in any IPO Registration Statement or Prospectus made by ATL or any of its directors, officers, employees, agents or representatives.

         8.3 Indemnification by Odetics. Odetics shall indemnify, defend and hold harmless ATL, and each of its directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "ATL Indemnitees"), from and against any and all Liabilities of the ATL Indemnitees relating to, arising out of or resulting from any of the following items:

              (a) the operation of the business of Odetics (other than the ATL Business), as conducted at any time prior to, on or after the Closing Date (including any Liability relating to, arising out of or from any act or failure to act by any director, officer, employee, agent or representative of Odetics, whether or not such act or failure to act is or was within such person's authority);



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

         8.3.1 the ownership, leasing or use of any assets of Odetics, including, without limitation, any personal property, real property and leasehold interests of Odetics;

              (a) the failure of Odetics or any other person to pay, perform or otherwise promptly discharge any liabilities of Odetics (other than the ATL Liabilities) or any material contract or agreement of Odetics in accordance with their respective terms, whether prior to or after the Closing Date or the date hereof;

              (b) any breach by Odetics or its affiliates (other than ATL) of this Agreement or any of the Ancillary Agreements; or

              (c) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in any IPO Registration Statement or Prospectus made by Odetics or any of its directors, officers, employees, agents or representatives.

         8.4 Indemnification Obligations Net of Insurance Proceeds and Other Amounts.

              (a) The parties intend that any liability subject to indemnification or reimbursement pursuant to this Article VIII will be net of insurance proceeds that actually reduce the amount of the liability. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any insurance proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related liability. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any liability and subsequently receives insurance proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the insurance proceeds recovery had been received, realized or recovered before the Indemnity Payment was made.

              (b) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a benefit such insurer or other third party would not be entitled to receive in the absence of the indemnification provisions by virtue of the indemnification provisions hereof.

         8.5  Procedures for Indemnification of Third Party Claims.

              (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by any person other than the parties hereto of a claim (a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 8.2 or 8.3, or any other Section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 8.5(a) shall not relieve the related Indemnifying Party of its obligations under this Article VIII, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

              (b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 8.5(a), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. In the event that the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

              (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 8.5(b), such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party.

              (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

              (e) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

              (f) The provisions of this Section 8.5 shall not apply to Taxes (which are covered by the Tax Allocation Agreement).



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

                                   ARTICLE IX.

                  INTERIM OPERATIONS AND CERTAIN OTHER MATTERS


         9.1  Insurance Matters.

              (a) ATL agrees that it will reimburse Odetics for its proportionate share of premiums paid or accrued, from the date hereof until the Distribution Date, in respect of Insurance Policies under which ATL will continue to have coverage following the date hereof. Odetics and ATL agree to cooperate in good faith to provide for an orderly transition of insurance coverage from the date hereof through the Distribution Date and for the treatment of any Insurance Policies that will remain in effect following the Closing Date on a mutually agreeable basis. In no event shall Odetics, or any Odetics Indemnitee have any liability or obligation whatsoever to ATL in the event that any Insurance Policy or other contract or policy of insurance shall be terminated or otherwise cease to be in effect for any reason, shall be unavailable or inadequate to cover any liability of ATL for any reason whatsoever or shall not be renewed or extended beyond the current expiration date.

              (b)(i) Except as otherwise provided in any Ancillary Agreement, the parties intend by this Agreement that ATL and its affiliates be successor-in-interest to all rights that any may have as of the Closing Date as a subsidiary or affiliate of Odetics prior to the Closing Date under any policy of insurance issued to Odetics by any insurance carrier or under any agreements related to such policies executed and delivered prior to the Closing Date, including any rights ATL and its affiliates may have, as an insured or additional named insured, subsidiary or affiliate to avail itself of any such policy of insurance or any such agreements related to such policies as in effect prior to the Closing Date. At the request of ATL, Odetics shall take all reasonable steps, including the execution and delivery of any instruments, to effect the foregoing; provided however that Odetics shall not be required to pay any amounts, waive any rights or incur any liabilities in connection therewith.

              (ii) Except as otherwise contemplated by any Ancillary Agreement, after the Closing Date, neither of Odetics or ATL shall, without the consent of the other, provide any such insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would adversely affect any rights or potential rights of the other hereunder; provided, however, that the foregoing shall not
(A) preclude either from presenting any claim or from exhausting any policy limit, (B) require either to pay any premium or other amount or to incur any liability, or (C) require either to renew, extend or continue any policy in force. Each of ATL and Odetics will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion.

              (c) This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of either Odetics or ATL in respect of any insurance policy or any other contract or policy of insurance.

              (d) ATL does hereby, for itself and its affiliates, agree that Odetics or any Odetics Indemnitee shall have any liability whatsoever as a result of the insurance policies and practices of Odetics and its affiliates as in effect at any time prior to the Closing Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

                                   ARTICLE X.

                                  MISCELLANEOUS

         10.1 Counterparts; Entire Agreement; Corporate Power.

              (a) This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

              (b) This Agreement, and the Ancillary Agreements and the Exhibits, Schedules and Appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

         10.2 Governing Law. This Agreement and, unless expressly provided therein, each Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the laws of the State of California without regard to principles of conflicts of law.

         10.3 Assignability.

              (a) Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other parties hereto or thereto.

         10.4 Third Party Beneficiaries. Except for the indemnification rights under this Agreement of any Odetics Indemnitee or ATL Indemnitee in their respective capacities as such, (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the parties and are not intended to confer upon any person except the parties any rights or remedies hereunder, and (b) there are no third party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement. No party hereto shall have any right, remedy or claim with respect to any provision of this Agreement or any Ancillary Agreement to the extent such provision relates solely to the other two parties hereto or the members of such other two parties' respective Groups. No party shall be required to deliver any notice under this Agreement or under any Ancillary Agreement to any other party with respect to any matter in which such other party has no right, remedy or claim.

         10.5 Notices. All notices or other communications under this Agreement or any Ancillary Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

         If to Odetics, to:                 Odetics, Inc.
                                            1515 South Manchester Avenue
                                            Anaheim, California 92802-2907
                                            Attn: Joel Slutzky

         If to ATL, to:                     ATL Products, Inc.
                                            2801 Kelvin Avenue
                                            Irvine, California 92614
                                            Attn: Kevin C. Daly, Ph.D.

Any party may, by notice to the other party, change the address to which such notices are to be given.

         10.6 Severability. If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

         10.7 Force Majeure. No party shall be deemed in default of this Agreement or any Ancillary Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement or any Ancillary Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.


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

         10.8 Publicity. Prior to the Distribution, each of ATL and Odetics shall consult with the other prior to issuing any press releases or otherwise making public statements with respect to the IPO, the Distribution or any of the other transactions contemplated hereby and prior to making any filings with any governmental authority with respect thereto.

         10.9 Headings. The article, section and paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

         10.10 Survival of Covenants and Representations and Warranties. Except as expressly set forth in any Ancillary Agreement, the covenants, representations and warranties contained in this Agreement and each Ancillary Agreement, and liability for the breach of any obligations contained herein, shall survive each of the Separation, the IPO and the Distribution and shall remain in full force and effect regardless of whether Odetics shall consummate, delay, modify or abandon the Distribution.

         10.11 Waivers of Default. Waiver by any party of any default by the other party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

         10.12 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Ancillary Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

         10.13 Amendments.

              (a) No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification. Without limiting the foregoing, the parties agree that any waiver, amendment, supplement or modification of this Agreement or any Ancillary Agreement that solely relates to and affects only two of the three parties hereto shall not require the consent of the third party hereto.



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

              (b) Without limiting the foregoing, the parties anticipate that, prior to the Closing Date, some or all of the Schedules to this Agreement may be amended or supplemented and, in such event, such amended or supplemented Schedules shall be attached hereto in lieu of the original Schedules.




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

         IN WITNESS WHEREOF, the parties have caused this Separation and Distribution Agreement to be executed by their duly authorized representatives.

                                       ODETICS, INC.
                                       a Delaware corporation


                                       By: /s/ Joel Slutzky
                                          -------------------------------------
                                          Joel Slutzky, Chief Executive Officer


                                       ATL PRODUCTS, INC.
                                       a Delaware corporation


                                       By: /s/ Kevin C. Daly
                                          --------------------------------------
                                          Kevin C. Daly, Chief Executive Officer



                                       20